EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PharmaCyte Biotech, Inc.

(Formerly Nuvilex, Inc.)

Silver Spring, Maryland

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 (No. 333-199440) of PharmaCyte Biotech, Inc., formerly Nuvilex, Inc. (“Company”), relating to the consolidated financial statements and schedule as of April 30, 2016 for the year ended April 30, 2016, which appears in this Form 10-K.

/s/ Armanino LLP

Certified Public Accountants

San Ramon, California

July 29, 2016